Exhibit 99.1

Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200
Kona Grill Reports Second Quarter Results
SCOTTSDALE—(BUSINESS WIRE)—July 29, 2008—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its second quarter ended June 30, 2008.
Highlights for the second quarter of 2008 include:
• Opened restaurant in Gilbert, AZ
• Restaurant sales increased 4.5% to $20.2 million
• Same-store sales decreased 5.6%
• Restaurant operating profit margin of 18.2%
• Net loss of ($0.5) million, or ($0.08) per diluted share
“Our second quarter 2008 results reflect the challenging consumer environment which continues to affect both our industry and the economy in general. While we have lowered our outlook for the remainder of the year in view of current market conditions, we remain focused on superior execution at our restaurants, as well as managing operating costs,” said Marcus E. Jundt, Chief Executive Officer of Kona Grill.
Second Quarter Financial Results
Restaurant sales increased 4.5% to $20.2 million from $19.3 million during the same quarter last year. The increase in restaurant sales during the second quarter reflects additional revenue from three stores opened since November 2007, partially offset by an overall reduction in guest traffic. Restaurant sales reflect a 5.6% decrease in same-store sales due to the broadening of economic weakness in multiple states. In the second quarter of 2007, same-store sales increased 5.0%.
Average weekly sales for the 12 restaurants in the comparable base were $89,955 during the second quarter of 2008, compared to $95,256 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire second quarter of 2008 were $76,659, versus $82,815 last year.
Net loss for the second quarter of 2008 was ($0.5) million, or ($0.08) per diluted share, based upon 6.6 million diluted shares, compared to net income of $0.3 million, or $0.05 per diluted share for the same period last year, based upon 6.2 million diluted shares.
During the second quarter of 2008, the Company repurchased 116,200 shares of common stock at a total cost of $1.0 million, as part of its previously announced 600,000 share repurchase program. Additional repurchases may be made at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, available cash and other factors.

Financial Guidance
For the third quarter of 2008, the Company forecasts sales of $19.5 million to $20.5 million and a net loss of ($0.6) million to ($0.9) million, or a net loss per diluted share of ($0.09) to $(0.13).
For fiscal year 2008, the Company is revising its guidance to sales of $80 million to $82 million and a net loss of ($2.8) million to ($3.8) million, or ($0.43) to ($0.58) per diluted share. The Company anticipates opening three new restaurants in the second half of 2008, including West Palm Beach, FL; Phoenix, AZ; and Richmond, VA.
Conference Call
The Company will host a conference call to discuss second quarter 2008 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-888-726-2413 or 1-913-312-9324 for international callers. A replay of the call will be available until Tuesday, August 5, 2008, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 4685159.
About Kona Grill
Kona Grill owns and operates restaurants in Chandler, Gilbert, and Scottsdale, AZ; Denver, CO; Stamford, CT; Naples, FL; Lincolnshire and Oak Brook, IL; Carmel, IN; Baton Rouge, LA; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.
Forward-Looking Statements
The financial guidance we provide for our third quarter and fiscal year 2008 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2007 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS
Current assets	$11,684	$21,668
Long-term investments	6,142	—
Other assets	542	495
Property and equipment, net	49,856	47,311

Total assets	$68,224	$69,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$8,357	$8,012
Long-term obligations	15,791	15,031
Stockholders’ equity	44,076	46,431

Total liabilities and stockholders’ equity	$68,224	$69,474

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Restaurant sales	$20,183	$19,322	$38,979	$34,988
Costs and expenses:
Cost of sales	5,517	5,487	10,924	10,033
Labor	6,656	5,970	13,115	11,045
Occupancy	1,296	1,205	2,604	2,263
Restaurant operating expenses	3,045	2,742	5,772	4,876
General and administrative	2,026	1,832	3,878	3,601
Preopening expense	541	350	719	838
Depreciation and amortization	1,675	1,477	3,333	2,766

Total costs and expenses	20,756	19,063	40,345	35,422

(Loss) income from operations	(573)	259	(1,366)	(434)
Nonoperating income (expense):
Interest income	105	131	309	291
Interest expense	(17)	(42)	(51)	(42)

(Loss) income before provision for income taxes	(485)	348	(1,108)	(185)
Provision for income taxes	50	35	100	45

Net (loss) income	$(535)	$313	$(1,208)	$(230)

Net (loss) income per share:
Basic	$(0.08)	$0.05	$(0.18)	$(0.04)

Diluted	$(0.08)	$0.05	$(0.18)	$(0.04)

Weighted average shares used in computation:
Basic	6,565	5,866	6,587	5,860

Diluted	6,565	6,233	6,587	5,860

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Restaurant sales	$20,183	$19,322	$38,979	$34,988
Costs and expenses:
Cost of sales	5,517	5,487	10,924	10,033
Labor	6,656	5,970	13,115	11,045
Occupancy	1,296	1,205	2,604	2,263
Restaurant operating expenses	3,045	2,742	5,772	4,876

Restaurant operating profit	3,669	3,918	6,564	6,771

Deduct — other costs and expenses:
General and administrative	2,026	1,832	3,878	3,601
Preopening expense	541	350	719	838
Depreciation and amortization	1,675	1,477	3,333	2,766

(Loss) income from operations	$(573)	$259	$(1,366)	$(434)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.3	28.4	28.0	28.7
Labor	33.0	30.9	33.6	31.6
Occupancy	6.4	6.2	6.7	6.5
Restaurant operating expenses	15.1	14.2	14.8	13.9

Restaurant operating profit	18.2	20.3	16.8	19.4

Deduct — other costs and expenses:
General and administrative	10.0	9.5	9.9	10.3
Preopening expense	2.7	1.8	1.8	2.4
Depreciation and amortization	8.3	7.6	8.6	7.9

(Loss) income from operations	(2.8)%	1.3%	(3.5)%	(1.2)%

Certain percentage amounts may not sum to total due to rounding